UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010 (November 5, 2010)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

1.01

Entry into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item

2.01

Completion of Acquisition or Disposition of Assets.

On November 5, 2010, Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”), through Inland Diversified Fort Myers Colonial Square, L.L.C. and Inland Diversified Fort Myers Village Walk, L.L.C., wholly owned subsidiaries formed for this purpose, acquired fee simple interests in two adjacent retail centers, a 272,358 square foot center known as Colonial Square Town Center and a 78,533 square foot center known as Shops at Village Walk, located in Fort Myers, Florida, together referred to as the “Benderson Retail Portfolio.” We purchased these properties from unaffiliated third parties, Colonial Square Associates, L.L.C. and Shops at Village Walk, L.L.C., for approximately $38.4 million.  Specifically, we paid approximately $27.6 million for Colonial Square Town Center and approximately $10.8 million for Shops at Village Walk at closing.  However, spaces totaling 85,041 square feet at Colonial Square Town Center and spaces totaling 11,711 square feet at Shops at Village Walk are subject to earnout closings aggregating $9.2 million and $2.4 million, respectively.  We will not be required to pay the earnouts on these spaces unless the spaces are leased, or the tenants are paying full rent, as the case may be, pursuant to the parameters set forth in the purchase agreement within thirty-six months of closing.

We funded $28.0 million of the purchase price with proceeds from our offering and $10.0 million with funds drawn upon our credit facility.  Closing costs did not exceed $150,000.

The cap rates in place at acquisition for Colonial Square Town Center and Shops at Village Walk were approximately 7.69% and 8.08%, respectively.  In deciding to acquire this portfolio, we considered the following:

•

The centers are anchored by what we believe are strong anchor tenants.  Colonial Square Town Center is anchored by a Kohl’s store and Shops at Village Walk is anchored by a necessity-based tenant, Publix Super Markets, Inc.

•

All current vacancies in the centers are covered by earnout closings, as described in more detail above.

•

We believe that the centers, which are newly developed, are in excellent condition.  Colonial Square Town Center was built in 2008 and Shops at Village Walk was built in 2009.  We do not intend to make significant renovations or improvements to either property.

Colonial Square Town Center is 97.4% leased to fourteen tenants.  The weighted-average remaining lease term for the tenants occupying the property is approximately nine years.  Major tenants of the property include Kohl’s, The Sports Authority and Hobby Lobby.  Kohl’s pays an annual base rent of $475,000 under a lease that expires in January 2029.  Under the terms of the lease, Kohl’s has five five-year options to renew through January 2054.  The Sports Authority pays an annual base rent of approximately $754,000 under a lease that expires in January 2024.  Under the terms of the lease, The Sports Authority has three five-year options to renew through January 2039.  Hobby Lobby will pay an annual base rent of approximately $386,000 under a lease that expires in January 2026.  Under the terms of the lease, Hobby Lobby has three five-year options to renew through January 2041.  The Hobby Lobby store is not yet open for business.

Shops at Village Walk is 93.8% leased to ten tenants.  The weighted-average remaining lease term for the tenants occupying the property is approximately fourteen years.  The major tenant of the property is Publix, which pays an annual base rent of approximately $788,000 under a lease that expires in October 2029.  Under the terms of the lease, Publix has seven five-year options to renew through October 2064.

The following tables list, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2010 through 2019 at Colonial Square Town Center and Shops at Village Walk, respectively, and the approximate rentable square feet represented by the applicable lease expirations.

Colonial Square Town Center
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2010	1	20,974	30,000	1%
2011	–	–	–	–
2012	1	1,699	15,914	1%
2013	–	–	–	–
2014	5	26,825	399,596	18%
2015	1	3,668	48,000	2%
2016	–	–	–	–
2017	–	–	–	–
2018	–	–	–	–
2019	2	23,222	518,775	23%

Shops at Village Walk
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2010	–	–	–	–
2011	–	–	–	–
2012	–	–	–	–
2013	–	–	–	–
2014	–	–	–	–
2015	4	7,607	137,988	15%
2016	–	–	–	–
2017	–	–	–	–
2018	–	–	–	–
2019	1	1,600	30,800	3%

The occupancy rates for Colonial Square Town Center and Shops at Village Walk were 83.3% and 71.2%, respectively, as of December 31, 2009.  The first full year of occupancy for each property was

December 31, 2009.  The average effective annual rental per square foot for Colonial Square Town Center and Shops at Village Walk were $9.72 and $10.43, respectively, for the year ending December 31, 2009.

We believe that each property in the Benderson Retail Portfolio is suitable for its intended purpose and adequately covered by insurance. There are four competitive shopping centers located within approximately two miles of these properties.

Real estate taxes assessed for the fiscal year ended December 31, 2010 (the most recent tax year for which information is generally available) are approximately $262,000 and $134,000 at Colonial Square Town Center and Shops at Village Walk, respectively.  The amount of real estate taxes assessed was calculated by multiplying each property’s assessed value by a tax rate of 2.22%.  For federal income tax purposes, the depreciable basis in Colonial Square Town Center and Shops at Village Walk will be approximately $23.47 million and $9.25 million, respectively.  We will calculate depreciation expense for federal income tax purposes by using the straight-line method.  For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of forty and twenty years, respectively.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements attached to this Current Report as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, which are incorporated into this Item 2.03 by reference.

Item

8.01

Other Events.

On November 5, 2010, we, through our wholly owned subsidiary, Inland Diversified Bend River, L.L.C., entered into a loan in an aggregate principal amount equal to approximately $9.4 million from PNC Bank, National Association.  The loan is secured by a first mortgage on Kohl’s Bend River Promenade, located in Bend, Oregon, which we acquired in August 2010.  The loan bears interest at a rate equal to thirty-day LIBOR plus 2.75% per annum and matures on November 5, 2015.  The maturity date may be extended for two one-year periods, upon the satisfaction of certain conditions, including the payment of an extension fee, Kohl’s Department Stores, Inc. (“Kohl’s”) or any successor tenant not being in default on its lease and the existing lease to Kohl’s not having been terminated.  The loan requires the borrower to make monthly payments of interest only until the maturity date, on which date the outstanding principal balance of the loan plus all accrued and unpaid interest will be due.  The loan may be prepaid, in whole or in part, without penalty or premium, at any time, subject to the indemnification of the lender for any loss or cost incurred by it resulting therefrom.

The loan is recourse to Inland Diversified Bend River, L.L.C. and non-recourse to us, subject to standard non-recourse carve outs and further subject to an election to assume recourse liability by us in the case of a Kohl’s lease default or Kohl’s lease termination.  We have guaranteed the full payment of losses, costs or damages incurred by the lender as a result of its enforcement of the guaranty, any intentional material misrepresentation by the borrower or any physical waste of the property, among other things.

Item

9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The required financial statements for the Benderson Retail Portfolio will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Current Report is filed.

(b)

Pro forma financial information.

The required pro forma financial information for the Benderson Retail Portfolio will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Current Report is filed.

(d)

Exhibits.

Exhibit No.	Description
10.1

Letter Agreement, dated as of July 16, 2010, by and between Benderson Development Company, LLC and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of July 28, 2010, the Second Amendment, dated as of August 4, 2010, the Third Amendment, dated as of September 25, 2010, the Fourth Amendment, dated as of October 13, 2010, the Fifth Amendment, dated as of October 18, 2010, and the Sixth Amendment, dated as of October 26, 2010

10.2	Assignment of Contract, dated as of November 5, 2010, by and between Inland Real Estate Acquisitions, Inc. and Inland Diversified Fort Myers Colonial Square, L.L.C.

10.3	Assignment of Contract, dated as of November 5, 2010, by and between Inland Real Estate Acquisitions, Inc. and Inland Diversified Fort Myers Village Walk, L.L.C.

10.4	Assignment of Tenant Leases and Securities Deposits, dated as of November 5, 2010, by and between Colonial Square Associates, L.L.C. and Inland Diversified Fort Myers Colonial Square, L.L.C.
10.5	Assignment of Tenant Leases and Securities Deposits, dated as of November 5, 2010, by and between Shops at Village Walk, L.L.C. and Inland Diversified Fort Myers Village Walk, L.L.C.

10.6	Post Closing and Indemnity Agreement, dated as of November 5, 2010, by and between Benderson Development Company, LLC and Inland Diversified Fort Myers Village Walk, L.L.C.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)  and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions.  These statements are not guarantees of future performance, and we caution investors not to place undue reliance on forward-looking statements.  Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2010 and in our Annual Report on Form 10-K for the year ended December 31, 2009.  Forward-looking statements in this Report reflect our management’s view only as of the date of this Report, and may ultimately prove to be incorrect or false.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	November 12, 2010	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Letter Agreement, dated as of July 16, 2010, by and between Benderson Development Company, LLC and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of July 28, 2010, the Second Amendment, dated as of August 4, 2010, the Third Amendment, dated as of September 25, 2010, the Fourth Amendment, dated as of October 13, 2010, the Fifth Amendment, dated as of October 18, 2010, and the Sixth Amendment, dated as of October 26, 2010

10.2	Assignment of Contract, dated as of November 5, 2010, by and between Inland Real Estate Acquisitions, Inc. and Inland Diversified Fort Myers Colonial Square, L.L.C.

10.3	Assignment of Contract, dated as of November 5, 2010, by and between Inland Real Estate Acquisitions, Inc. and Inland Diversified Fort Myers Village Walk, L.L.C.

10.4	Assignment of Tenant Leases and Securities Deposits, dated as of November 5, 2010, by and between Colonial Square Associates, L.L.C. and Inland Diversified Fort Myers Colonial Square, L.L.C.
10.5	Assignment of Tenant Leases and Securities Deposits, dated as of November 5, 2010, by and between Shops at Village Walk, L.L.C. and Inland Diversified Fort Myers Village Walk, L.L.C.

10.6	Post Closing and Indemnity Agreement, dated as of November 5, 2010, by and between Benderson Development Company, LLC and Inland Diversified Fort Myers Village Walk, L.L.C.